SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 14, 2006

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

1700 Lincoln Street, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

As previously disclosed in a Current Report on Form 8-K filed on August 2, 2006, rulings were issued in Uzbekistan in favor of tax authorities and against the Zarafshan-Newmont Joint Venture (“ZNJV”) in two claims to collect approximately $48 million in taxes. ZNJV is 50 percent owned by Newmont Mining Corporation (the “Company”). On August 8, 2006, ZNJV filed its appeal to Uzbekistan’s High Economic Court.

Government authorities have continued to prevent the shipment of ZNJV gold out of Uzbekistan, and some gold has been seized by the tax authorities (along with other assets of ZNJV). As a result, the European Bank for Reconstruction and Development (“EBRD”), with which ZNJV has an outstanding debt obligation of approximately $20 million, continues to restrict ZNJV’s ability to access funds of approximately $18 million held in its offshore account. Government authorities have been conducting purported criminal investigations relating to ZNJV’s operations and its personnel.

On August 14, 2006, the Company received notice that the Navoi Economic Court had accepted the petition of an agency of the Republic of Uzbekistan to institute a bankruptcy proceeding against ZNJV. Neither ZNJV nor the Company received advance notice that the petition was filed or that a hearing would be held. The court ordered “supervisory measures” restricting normal operations, including export of gold or repayment of loans without the approval of a court-appointed temporary administrator, who will now oversee all operations of ZNJV. Another hearing has been scheduled for September 29, 2006.

The Company believes that the purported criminal investigations and the bankruptcy proceeding are part of an effort to effectively expropriate the Company’s interest in ZNJV. The Company intends to pursue all available legal remedies to protect its rights, and has provided notice to the appropriate government authorities that it intends to pursue international arbitration.

On July 27, 2006, the Company stated that it expected to sell approximately 5.9-6.2 million equity ounces of gold in 2006, of which approximately 90,000 equity ounces were expected from sales by ZNJV in the second half of 2006. Although the ultimate outcome of this matter cannot be determined at this time, it is unlikely that the Company will receive the benefit of these gold sales during the second half of 2006. As of June 30, 2006, the book value of the Corporation’s ownership interest in ZNJV was approximately $94 million. As of December 31, 2005, ZNJV represented 1,690,000 ounces (the Company’s 50% share) of proven and probable gold reserves of the Company, or approximately five years of profitable production at current gold prices.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, estimates of the Company’s gold sales and proven and probable reserves, and statements regarding profitability. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations and actions or inactions of government regulators and other third parties. For a more detailed discussion of such risks and other factors, see the Company’s 2005 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect future events or circumstances or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: August 17, 2006

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